DAVID JONES & ASSOC., P.C.

Law Firm

395 Sawdust, # 2148 The Woodlands, TX 77380	F (281) 702-2137 P (877) 639-0675

January 30, 2012

The Timothy Plan

1055 Maitland Commons Blvd.

Maitland, Florida 32751

Ladies and Gentlemen:

I have been asked by The Timothy Plan (the “Trust”), a business trust organized under the laws of the State of Delaware, to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the “Shares”) representing proportionate interests in the following series of the Trust ( the “Funds”):

Timothy Plan Aggressive Growth Fund

Timothy Plan International Fund

Timothy Plan Large/Mid Cap Growth Fund

Timothy Plan Large/Mid Cap Value Fund

Timothy Plan Small Cap Value Fund

Timothy Plan Fixed Income Fund

Timothy Plan High Yield Bond Fund

Timothy Plan Israel Common Values Fund

Timothy Plan Defensive Strategies Fund

Timothy Plan Strategic Growth Fund; and

Timothy Plan Conservative Growth Fund

The Shares of the Funds are each a separate series of the Trust consisting of one or more classes of shares, all as more fully described in the applicable Prospectus and Statement of Additional Information of each Fund, as contained in the Trust’s post effective amendment # 44 to its Registration Statement on Form N-1A (“PEA#44”).

I have examined forms of the Trust’s Declaration of Trust, By-Laws, the Prospectuses and Statements of Additional Information and such other documents, records and certificates, including the full contents of PEA # 44, as deemed necessary for the purposes of this opinion. All documents reviewed by me that were provided as copies, and not in original form, have been presumed by me to be genuine, and I did not conduct any independent inquiry to determine the authenticity of any such document.

Based on the foregoing, I am of the opinion that the Shares of each Fund, when issued, delivered and paid for in accordance with the terms of the then current Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Trust. Further, I give my permission to include this opinion as an exhibit to the Trust’s PEA # 44.

Very Truly Yours,

David D. Jones

Attorney & Counselor at Law